As filed with the Securities and Exchange Commission on January 22, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Ambiq Micro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	27-1911389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6500 River Place Blvd., Building 7

Suite 200 Austin, Texas 78730

(512) 879-2850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fumihide Esaka

Chief Executive Officer

Ambiq Micro, Inc.

6500 River Place Blvd., Building 7

Suite 200 Austin, Texas 78730

(512) 879-2850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas Courtney M.W. Tygesson Michael Platt Grady Chang Cooley LLP 110 N. Wacker Drive, Suite 4200 Chicago, IL 60606 (312) 881-6500	Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 900 Middlefield Road, Suite 200 Redwood City, CA 94063 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-292843)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by Ambiq Micro, Inc. (the “Registrant”), for the sole purpose of increasing the aggregate number of shares of common stock offered and registered by the Earlier Registration Statement (as defined below) by 551,540 shares, 71,940 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1 (File No. 333-292843), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 22, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-292843), originally filed with the Securities and Exchange Commission on January 21, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 22, 2026.

AMBIQ MICRO, INC.

By:	/s/ Fumihide Esaka
Fumihide Esaka
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Fumihide Esaka Fumihide Esaka	Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2026

/s/ Jeff Winzeler Jeff Winzeler	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2026

* Scott Hanson, Ph.D.	Director	January 22, 2026

* Wen Hsieh, Ph.D.	Director	January 22, 2026

* Ker Zhang, Ph.D.	Director	January 22, 2026

* Joseph Tautges	Director	January 22, 2026

* Timothy Chen	Director	January 22, 2026

* Bernard B. Banks	Director	January 22, 2026

*By:	/s/ Fumihide Esaka
Fumihide Esaka
Attorney-in-Fact